UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2015

High Desert Assets, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-54171	26-1381565
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Ubi Avenue #07-58 Vertex Building Tower A Singapore 408868
(Address of Principal Executive Offices)

+6567023808
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into A Material Definitive Agreement

On February 6, 2015 (the “Closing Date”), High Desert Assets, Inc., a Colorado corporation (the “Company”), entered into Stock Purchase Agreements (the “Agreement”) with two U.S. accredited investors, Scott C. Kline and Jose A. Capote, the Secretary and Chief Technical Officer  of the Company, respectively, and two foreign investors, including Rock Capital Limited, the new majority owner of the Company, pursuant to which the Company issued an aggregate of 17,554,672 shares of common stock, or approximately 42.7% of the issued and outstanding common stock of the Company, at an aggregate purchase price of approximately $17,554.  The sales of Common Stock were made following the acquisition by Rock Capital Limited

On the Closing Date, Rock Capital Limited acquired 14,250,000 shares of Common Stock of the Company, representing approximately 34.7% of the issued and outstanding shares of Common Stock of the Company as of the Closing Date, from Jaitegh Singh, the previous majority shareholder of the Company.  At the Closing Date, Rock Capital Limited also acquired an additional 1,810,125 shares of Common Stock from several minority holders, including Loro Verde Investments, representing approximately 4% of the issued and outstanding shares of Common Stock of the Company.   As a result of the foregoing, as of the Closing Date, Rock Capital Limited acquired Common Stock representing approximately 77% of the issued and outstanding shares of Common Stock of the Company.

In addition, on the Closing Date, Alan Smith, the sole officer and Director of the Company, submitted his resignation from all executive officer positions with the Company, including Chief Executive Officer and President, effective immediately, and as a member of the Board, which resignation shall become effective on the 10th day following the mailing of this information statement to the stockholders of the Company (the “Effective Date”).   On the Closing Date, Lin Kok Peng, PhD was appointed as Chief Executive Officer, Chief Financial Officer and Chairman of the Board, effective immediately, Jose A. Capote was appointing, Chief Technical Officer (CTO) effective immediately, and  Scott C. Kline was appointed as Secretary, effective immediately.  Allister Lim Wee Sing was appointed a member of the Board effective immediately.

The board of directors and shareholders holding a majority of the common stock of the Company approved the transactions described herein.

Item 3.02  Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 3.02.

These securities were not registered under the Securities Act. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since the Conventions Shareholders agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 5.01  Changes in Control of Registrant.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 5.01.  As a result of the transaction described in Item 1.01 above, Rock Capital Limited acquired approximately 77% of the total votes entitled to be cast at any meeting of shareholders, giving it voting control of the Company.  Rock Capital Limited obtained the funds for the purchase of the Company’s common stock in the transaction from its available cash on hand.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)   Resignation of Directors

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 5.02(a).

There were no disagreements between Mr. Smith and us or any officer or director of the Company.

(b)   Resignation of Officers

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 5.02(b).

(c)   Appointment of Directors

Effective February 6, 2015, Lin Kok Peng and Allister Lim Wee Sing were appointed as members of the Board of Directors.

(d)   Appointment of Officers

Effective February 6 2015, Lin Kok Peng was appointed Chief Executive Officer and Chief Financial Officer of the Company, Scott C. Kline was appointed Secretary of the Company, and Jose A. Capote was appointed Chief Technical Officer of the Company.  The Company may hire additional officers in the near future.

The business background descriptions of the newly appointed officer and directors are as follows:

Lin Kok Peng

Dr. Lin has been an entrepreneur and a managing director of several property investment and construction interior consultancy firm since 2005, He leads over 10 companies and has over 10 years of experience in property, construction and also investments experiences. Dr. Lin brings strategic focus, vision and excellent judgment towards his companies. With more than 10 years of experience across various wide industries enable him to significantly impact profitability and grown objectives to his companies. His first start up (Free Space Intent) from a small construction interior consultancy firm to right now one of the largest construction interior consultancy firms in Singapore.

Dr. Lin was awarded a Masters in Business Administration from De Lasalle University in 2010, and received a Bachelor of Science in Business Management, also from De Lasalle University, in 2000 and a PhD from Camden University in Kuala Lumpur, Malaysia on February, 2015.

Dr. Lin is currently the Managing Director of New Asia Holdings Limited (since 2014), Director of Goldin Shipping Pte Ltd (since 2012),  Managing Director of Klin Capital Resources Pte Ltd (since 2012),  Managing Director of FSI Investment Holdings Pte Ltd (since 2011),  Managing Director of Free Space Intent Pte Ltd (since 2009) and Managing Director  of FS Intent Pte Ltd (since 2006).

Dr. Lin received the Entrepreneur of the Year Award (EYA), the oldest Award in Singapore that salutes and honours local entrepreneurs who have shown outstanding performance as business owners, be it emerging or established enterprises, in their chosen field of entrepreneurship, several times:

2010 Successful Entrepreneur
2011 Successful Entrepreneur
2012 Successful Entrepreneur
Top 100 Singapore Excellence Award 2012/2013
Singapore Entrepreneurs' Award 2013

Allister Lim Wee Sing

Mr. Lim graduated with a Bachelor of Laws (Honours) LL.B. (Hons) from The National University of Singapore in 1998, was admitted as an Advocate and Solicitor of the Supreme Court of The Republic of Singapore in 1999 and passed the New York Bar Examinations in 2001.

Since 2005, Mr. Lim has been the Principal Partner of the law firm of Allister Lim & Thrumurgan, Singapore.  From 2004 to 2005, he was a Senior Associate Director with the law firm of PK Wong & Associates LLC, Singapore. From 2003 to 2004, he was a Legal Associate with the law firm of PK Wong & Advani, Singapore. From 1999 to 2003, Mr. Lim was a Legal Assistant with the law firm of Harry Elias Partnership, Singapore.

Jose A Capote

Mr. Capote has over 25 years of experience in project development, project management, and Business Development in the Cleantech/Renewable /Alternative Energy and Environmental sectors, nuclear energy and conventional energy projects.

Mr. Capote is currently responsible for the implementation & management of Large Scale Waste to Energy projects in S.E. Asia (Malaysia, Thailand), including MSW Waste to Energy, Medical Waste to Energy, Palm Oil Waste to Energy and Natural Fibres. In 2001,he was the founding member of PEAT International Inc, a company specializing in the development and deployment of Thermal Plasma technology for the conversion of a wide range of industrial, municipal and hazardous wastes into useful resources and energy. In this Company, he led Technology Transfer efforts with local specialty contractors in India and Taiwan and led the implementation of several waste to energy projects in India and Taiwan.  From 1994 through approximately 2000, Mr. Capote was Senior Vice President for IDM Environmental Inc, a mid-sized U.S. public corporation, where he led in the development of the Company’s business in the areas of hazardous and nuclear contaminated facility cleanups and decommissioning (including establishing as a leading provider of hands-on remediation/decommissioning services to the U.S. Department Of Energy (DOE) and Plant Relocation Services. Previously, Mr. Capote held several Senior Positions at Burns and Roe Inc, a large, multi-national, Engineering & Construction firm specializing in the design and construction of Nuclear, Conventional and Waste to Energy Power Plants. Mr. Capote received Engineering Science Degrees in Nuclear and Mechanical Engineering from Columbia University,.

Scott C. Kline

Mr. Kline was admitted to the California State Bar in 1993.  Mr. Kline earned a Bachelor of Science (Economics and Finance) at Virginia Polytechnic Institute and State University in 1987, and a J.D. from Golden Gate University in 1992.

Since January 2013, Mr. Kline has been the Principle of Kline Law Group, PC.  During 2014, Mr. Kline was a Founding Partner of CKR Law LLP.  Mr. Kline was previously a partner of Pillsbury Winthrop Shaw Pittman LLP until 2011 and Blank Rome LLP in 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

High Desert Assets, Inc.

Date: February 10, 2015	By:	/s/ Lin Kok Peng, PhD
Name: Lin Kok Peng
Title: Chief Executive Officer